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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         ASSET ACCEPTANCE CAPITAL CORP.

         Asset Acceptance Capital Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

                  1. The name of the Corporation is Asset Acceptance Capital Corp. (the "Corporation"). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 18, 2003.

                  2. The Corporation has not received any payment for any of its stock.

                  3. This Amended and Restated Certificate of Incorporation was duly adopted by the unanimous written consent of the Corporation's Board of Directors in accordance with Sections 108, 141, 241 and 245 of the DGCL and restates and amends the provisions of the Corporation's Certificate of Incorporation in all respects.

                  4. The text of the Corporation's Certificate of Incorporation is amended and restated in its entirety as follows:

         FIRST: Name. The name of the corporation is Asset Acceptance Capital Corp. (the "Corporation").

         SECOND: Registered Office. The registered office of the Corporation is to be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

         FOURTH: Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is 110,000,000 shares of capital stock, consisting of (i)100,000,000 shares of common stock, par value $0.01 per share ("Common Stock") and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock").

                  (a) Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:

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                           (1) The holders of shares of Common Stock are
                  entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders.

                           (2) The holders of shares of Common Stock shall not
                  have cumulative voting rights.

                           (3) Subject to any prior or equal rights of the
                  holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends when and as declared by the Board of Directors out of any funds of the Corporation legally available therefor.

                           (4) In the event of any liquidation, dissolution or
                  winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive, in proportion to the number of shares held by them, the assets of the Corporation available for distribution to holders of Common Stock after payments to creditors and to the holders of any Preferred Stock of the Corporation that may be outstanding.

                           (5) No holder of shares of Common Stock shall be
                  entitled to preemptive, conversion or subscription rights.

                  (b) Preferred Stock. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions, as the Board of Directors may determine, subject to the limitations prescribed by law and in accordance with the provisions hereof.

         FIFTH: Board of Directors. (a) General; Number. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The number of directors shall be fixed from time to time by the affirmative vote of a majority of the entire Board of Directors.

                  (b) Classification. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate at the annual meeting of stockholders to be held in 2006; the term of the initial Class II directors shall terminate at the annual meeting of stockholders to be held in 2005; and the term of the initial Class III directors shall terminate at the annual meeting of stockholders to be held in 2004. At each succeeding annual meeting of stockholders beginning in 2004, successors to the class of directors whose term expires at the annual meeting of stockholders shall be elected for a three-year term and shall hold office until their successors are elected and shall qualify, or until their earlier resignation or removal. If the number of directors is changed, any increase or decrease in the number of directors

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         shall be apportioned among the classes so as to maintain the number of directors in each class as nearly as equal as possible. The Board of Directors shall decide which class shall contain an unequal number of directors. Any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

                  (c) Nomination. From and subsequent to the effective date of the initial public offering of the shares of Common Stock by the Corporation and subject to the rights of the holders of any series of Preferred Stock, only persons who are nominated in accordance with the procedures set forth in this Article Fifth, clause (c) shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders
         (i) by or at the direction of the Board of Directors (in a manner meeting the requirements for independent director approval promulgated by the Nasdaq Stock Market, Inc.) or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in this Article Fifth, clause (c), who shall be entitled to vote for the election of directors at the meeting and who complies with the procedures set forth below. Any such nominations (other than those made by or at the direction of the Board of Directors) must be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the tenth
         (10th) day following the day on which notice of the meeting or public disclosure thereof was given or made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named as a nominee and to serving as a director if elected), and (b) as to the stockholder giving the notice
         (i) the name and address, as they appear on the Corporation's books, of such stockholder, (ii) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder, and (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with such nomination and any material interest of such stockholder in such nomination. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. If the Board of Directors shall determine, based on the facts, that a nomination was not made in accordance with the procedures set forth in this Article Fifth, clause
         (c), the Chairman of the Board of Directors or the person presiding at such meeting shall so declare to the meeting and the defective nomination shall be disregarded. In addition to the foregoing provisions of this Article Fifth, clause (c), a stockholder shall also comply

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         with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Article Fifth, clause (c).

                  (d) Vacancies. Subject to the rights of the holders of any series of Preferred Stock, vacancies and newly created directorships resulting from any increase in the authorized number of directors, death, resignation, retirement disqualification, removal from office or any other cause, may be filled by a majority of the Board of Directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of the class to which he or she has been elected expires and until his or her successors are duly elected and shall qualify, unless sooner displaced.

                  (e) Removal. A director may be removed only for cause, by the holders of a majority of the outstanding shares of all classes of capital stock of the Corporation entitled to vote in the election of directors, considered for this purpose one class.

                  (f) Powers. In addition to the powers and authority herein or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation, and the Corporation's Amended and Restated Bylaws; provided, however, that no bylaws hereafter adopted shall invalidate any prior act of the directors which would have been valid if such bylaws had not been adopted.

         SIXTH: Stockholder Action. From and subsequent to the effective date of the initial public offering of the shares of Common Stock by the Corporation and subject to the rights of the holders of any series of Preferred stock, any action required or permitted to be taken by stockholders pursuant to this Amended and Restated Certificate of Incorporation or under applicable law may be effected only at a duly called annual or special meeting of the stockholders of the Corporation and with a vote thereat, and may not be effected by consent in writing. Except as otherwise required by law and subject to the rights of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called by the Chairman of the Board of Directors, the President or the majority of the Board of Directors.

         SEVENTH: Directors' Liability. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the DGCL or any successor statute, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the date of this Amended and Restated Certificate of Incorporation to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided in this Amended and Restated Certificate of Incorporation, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article Seventh shall be

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prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation existing as of the time of such repeal or modification.

         EIGHTH: Indemnification. (a) Directors and Officers.

                           (i) The Corporation shall, to the maximum extent and
                  in the manner permitted by the DGCL as the same now exists or may hereafter be amended, indemnify any person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the Corporation. For purposes of this Article Eighth, a "director" or "officer" of the Corporation shall mean any person (i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director or officer of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation or limited liability company which was a predecessor of the Corporation or of another enterprise at the request of such predecessor.

                           (ii) The Corporation shall be required to indemnify a
                  director or officer in connection with an action, suit, or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit, or proceeding (or part thereof) by the director or officer was authorized by the Board of Directors.

                           (iii) To the extent that a present or former director
                  or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to this Article Eighth, clause (a), or in defense of any claim, issue or matter therein, such officer or director shall be indemnified by the Corporation against expenses (including attorney's fees) actually and reasonably incurred by such officer or director.

                           (iv) The Corporation shall pay the expenses
                  (including attorney's fees) incurred by a director or officer of the Corporation entitled to indemnification under this Amended and Restated Certificate of Incorporation in defending any action, suit or proceeding referred to in this Article Eighth in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the Corporation in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director or officer is not entitled to be indemnified under this Article Eighth or otherwise.

                           (v) The rights conferred on any person by this
                  Article Eighth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Corporation's Amended and Restated Bylaws, agreement, vote of the stockholders or disinterested directors or otherwise.

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                           (vi) Any repeal or modification of the foregoing
                  provisions of this Article Eighth or any provision of the DGCL shall not adversely affect any right or protection of this Amended and Restated Certificate of Incorporation of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                  (b) Indemnification of Others. The Corporation shall have the power, to the maximum extent and in the manner permitted by the DGCL as the same now exists or may hereafter be amended, to indemnify any person (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the Corporation. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise. For purposes of this Article Eighth, clause (b), an "employee" or "agent" of the Corporation (other than a director or officer) shall mean any person (i) who is or was an employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation or limited liability company which was a predecessor of the Corporation or of another enterprise at the request of such predecessor.

                  (c) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article Eighth.

         NINTH: Amendments.

                  (a) Bylaws. The Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's Amended and Restated Bylaws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's Amended and Restated Bylaws. The Corporation's Amended and Restated Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least a majority of the voting power of the shares of Common Stock entitled to vote at an election of directors; provided, however, that any proposed alteration, amendment or repeal of, or the adoption of any bylaw inconsistent with,
         Section 2.13 of Article II of the Corporation's Amended and Restated Bylaws, Section 3.03 of Article III of the Corporation's Amended and Restated Bylaws, or

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         Articles IX and XI of the Corporation's Amended and Restated Bylaws by
         the stockholders shall require the affirmative vote of at least seventy-five percent (75%) of the voting power of the shares of Common Stock entitled to vote at an election of directors (which seventy-five percent vote shall be required in addition to any other vote of the stockholders that may be required by law, this Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws in the event that any of the bylaws are adopted, amended, altered or repealed by the Corporation's stockholders); provided further that, in the event the Board of Directors of the Corporation shall recommend to the stockholders the adoption of any such amendment, modification or repeal to any part or all of the provisions of Section 2.13 of Article II of the Corporation's Amended and Restated Bylaws, Section 3.03 of Article III of the Corporation's Amended and Restated Bylaws, or Articles IX and XI of the Corporation's Amended and Restated Bylaws, the stockholders of record holding a majority of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this Section Ninth as a single class, may amend, modify or repeal any or all such provisions.

                  (b) Certificate of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Corporation's Amended and Restated Bylaws or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law, stock exchange rules or this Amended and Restated Certificate of Incorporation), the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the shares of Common Stock entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of, Articles FIFTH, SIXTH, SEVENTH and EIGHTH, of this Amended and Restated Certificate of Incorporation or this Article NINTH; provided further that, in the event the Board of Directors of the Corporation shall recommend to the stockholders the adoption of any such amendment, modification or repeal to any part or all of the provisions of Articles FIFTH, SIXTH, SEVENTH and EIGHTH, of this Amended and Restated Certificate of Incorporation or this Article NINTH, the stockholders of record holding a majority of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this Section Ninth as a single class, may amend, modify or repeal any or all such provisions.

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         IN WITNESS WHEREOF, the undersigned has executed this Amended and
Restated Certificate of Incorporation as of the 2nd day of February, 2004.

                                       /s/ Nathaniel F. Bradley IV
                                       -------------------------------------
                                       Nathaniel F. Bradley IV,
                                       President and Chief Executive Officer

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